Exhibit 99.1

For Immediate Release

SL Industries Announces 2015 Second Quarter Results

MT. LAUREL, NEW JERSEY, August 4, 2015 . . . SL INDUSTRIES, INC. (NYSE MKT: SLI); (“SLI” or the “Company”) operating results for the second quarter and six months ended June 30, 2015 are summarized in the following paragraphs. Please read the Company's Form 10-Q, which can be found at www.slindustries.com, for a full discussion of the operating results.

Second Quarter Results
Net sales for the quarter ended June 30, 2015 were $50.7 million compared with net sales for the quarter ended June 30, 2014 of $51.7 million.

Income from continuing operations for the quarter ended June 30, 2015 were $3.7 million, or $0.92 per diluted share, compared to income from continuing operations of $5.3 million, or $1.28 per diluted share, for the quarter ended June 30, 2014. Income from continuing operations for the quarter ended June 30, 2014 included a $1.0 million or $0.24 per diluted share, after-tax gain from the sale of common stock classified as available-for-sale securities.

Net income for the quarter ended June 30, 2015 was $3.6 million, or $0.88 per diluted share, compared to net income of $5.5 million, or $1.33 per diluted share, for the quarter ended June 30, 2014. Net income for the quarter ended June 30, 2015 included a loss from discontinued operations of $0.1 million, or $0.04 per diluted share. Net income for the quarter ended June 30, 2014 included income from discontinued operations of $0.2 million, or $0.05 per diluted share.

The Company generated EBITDA from continuing operations of $6.3 million for the second quarter of 2015, as compared to $8.6 million for the same period in 2014 (which included a gain on the sale of securities of $1.6 million), a decrease of $2.3 million, or 27%. Without the gain EBITDA would have decreased by $0.7 million or 10%. The Company generated Adjusted EBITDA from continuing operations of $6.2 million for the second quarter of 2015, compared to $7.0 million for the same period in 2014, for a decrease of $0.8 million, or 11%.  See “Note Regarding Use of Non-GAAP Financial Measurements” below for the definitions of EBITDA and Adjusted EBITDA.

Six Months Results
Net sales for the six months ended June 30, 2015 were $97.4 million compared with net sales for the six months ended June 30, 2014 of $100.4 million.

Income from continuing operations for the six months ended June 30, 2015 were $6.4 million, or $1.57 per diluted share, compared to income from continuing operations of $8.1 million, or $1.93 per diluted share, for the six months ended June 30, 2014.

Net income for the first six months ended June 30, 2015 was $6.1 million, or $1.49 per diluted share, compared to net income of $8.1 million, or $1.93 per diluted share, for the first six months ended June 30, 2014. Net income for the first six months ended June 30, 2015 included a net loss from discontinued operations of $0.3 million, or $0.08 per diluted share. The loss from discontinued operations in 2015 primarily relates to environmental remediation costs, consulting fees and legal expenses associated with the past operations of the Company’s five environmental sites.

The Company generated EBITDA from continuing operations of $11.0 million for the six months ended 2015, as compared to $13.3 million for the same period in 2014 ( which included a gain on the sale of securities of $1.7 million ), a decrease of $2.3 million, or 17%. Without the gain EBITDA would have decreased by $0.6 million or 5%. The Company generated Adjusted EBITDA from continuing operations of $11.1 million for the six months ended 2015, compared to $12.6 million for the same period in 2014, a decrease of $1.5 million, or 12%. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of EBITDA and Adjusted EBITDA.

Acquisitions
On May 22, 2015, the Company acquired certain assets and assumed certain liabilities of ITT Torque Systems, Inc. (“Torque Systems”) for an initial purchase price of $9,000,000, plus a working capital adjustment (the “Torque Systems Acquisition”). Torque Systems designs and manufactures engineered motion control products, including brush servo motors, brushless servo motors, incremental encoders, and linear actuators. The results from the acquisition date through June 30, 2015 were included in the SL-MTI segment.

On July 27, 2015, the Company acquired all of the issued and outstanding stock of Davall Gears, LTD. (“Davall”) for a purchase price of £13,000,000, subject to certain adjustments (the “Davall Acquisition”). Davall, headquartered in Welham Green, Hatfield, Hertfordshire, United Kingdom, is a manufacturer of custom gears, gearboxes, and assemblies primarily for the military and aerospace markets. Davall specializes in the design and manufacture of high precision, “special form” geometry gearing, and Spiradrive™ gear systems. The results of Davall will be included in the SL-MTI segment from the acquisition date.

Guidance 2015
The Company’s guidance for the third quarter of 2015 and the full-year 2015 includes the forecasted results of the newly acquired Torque Systems and Davall operations. The Company anticipates, based on current information, full-year 2015 net sales, EBITDA, and Adjusted EBITDA from continuing operations in the ranges of $196 million to $228 million, $21.5 million to $25.5 million, and $23.0 million to $27.0 million, respectively. The Company's outlook for the third quarter of 2015 is net sales, EBITDA, and Adjusted EBITDA from continuing operations in the ranges of $52 million to $58 million, $5.0 million to $5.5 million, and $5.9 million to $6.4 million, respectively.

Financial Summary

SUMMARY CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2015	2014
	(In thousands)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,979	$31,950
Receivables, net	35,080	33,966
Inventories, net	25,168	23,597
Other current assets	11,331	10,856
Total current assets	79,558	100,369
Property, plant and equipment, net	11,160	8,070
Intangible assets, net	21,283	16,860
Other assets and deferred charges, net	6,558	6,477
Total assets	$118,559	$131,776

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities	$38,431	$44,249
Long-term liabilities	6,186	10,206
Shareholders' equity	73,942	77,321
Total liabilities and shareholders' equity	$118,559	$131,776

CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In thousands, except per share amounts)

Net sales	$50,719	$51,669	$97,403	$100,415
Cost and expenses:
Cost of products sold	33,926	34,156	65,186	67,370
Engineering and product development	2,386	2,671	5,170	5,534
Selling, general and administrative	8,639	8,021	16,653	15,275
Depreciation and amortization	629	525	1,218	1,029
Restructuring charges	-	-	-	463
Total cost and expenses	45,580	45,373	88,227	89,671
Income from operations	5,139	6,296	9,176	10,744

Other income (expense):
Amortization of deferred financing costs	(33)	(22)	(60)	(43)
Interest income	8	1	21	3
Interest expense	(5)	(6)	(11)	(14)
Other gain (loss), net	515	1,729	646	1,479
Income from continuing operations before income taxes	5,624	7,998	9,772	12,169
Income tax provision	1,914	2,653	3,354	4,116
Income from continuing operations	3,710	5,345	6,418	8,053
(Loss) income from discontinued operations, net of tax	(143)	183	(305)	2
Net income	$3,567	$5,528	$6,113	$8,055

Basic net income (loss) per common share
Income from continuing operations	$0.93	$1.29	$1.59	$1.95
(Loss) income from discontinued operations, net of tax	(0.04)	0.05	(0.08)	-
Net income	$0.89	$1.34	$1.51	$1.95

Diluted net income (loss) per common share
Income from continuing operations	$0.92	$1.28	$1.57	$1.93
(Loss) income from discontinued operations, net of tax	(0.04)	0.05	(0.08)	-
Net income	$0.88	$1.33	$1.49	$1.93

Shares used in computing basic net income (loss)
per common share	3,994	4,138	4,043	4,133
Shares used in computing diluted net income (loss)
per common share	4,033	4,168	4,095	4,163

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In thousands)

Net income	$3,567	$5,528	$6,113	$8,055
Other comprehensive income, net of tax:
Foreign currency translation	(225)	152	(357)	118
Net unrealized gain on available-for-sale securities	-	130	-	-
Net unrealized gain reclassified into income on sale of available-for-sale securities	-	(1,028)	-	(1,094)
Comprehensive income	$3,342	$4,782	$5,756	$7,079

Segment Results
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In thousands)		(In thousands)
Net sales
SLPE	$18,296	$19,099	$34,444	$36,683
High Power Group	19,149	22,452	38,142	42,762
SL-MTI	13,274	10,118	24,817	20,970
Net sales	50,719	51,669	97,403	100,415

Income from operations
SLPE	2,023	2,293	3,724	3,232
High Power Group	2,436	3,921	4,886	6,838
SL-MTI	2,555	1,808	4,409	3,903
Unallocated Corporate Expenses	(1,875)	(1,726)	(3,843)	(3,229)
Income from operations	5,139	6,296	9,176	10,744

Other income (expense):
Amortization of deferred financing costs	(33)	(22)	(60)	(43)
Interest income	8	1	21	3
Interest expense	(5)	(6)	(11)	(14)
Other gain (loss), net	515	1,729	646	1,479
Income from continuing operations before income taxes	$5,624	$7,998	$9,772	$12,169

Supplemental Non-GAAP Disclosures
EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In thousands)		(In thousands)

Income from continuing operations, net of tax	$3,710	$5,345	$6,418	$8,053

Add (deduct):
Interest income	(8)	(1)	(21)	(3)
Interest expense	5	6	11	14
Income tax provision	1,914	2,653	3,354	4,116
Depreciation and amortization	629	525	1,218	1,029
Amortization of deferred financing costs	33	22	60	43
EBITDA from continuing operations	6,283	8,550	11,040	13,252

Non-cash stock-based compensation expense	241	225	490	334
Direct acquisition costs	308	-	308	-
Strategic costs	68	-	68	-
Unrealized (gain) loss on foreign exchange contracts	(345)	(142)	(476)	221
Reversal of a portion of deferred compensation liability	(289)	-	(289)	-
Reversal of a portion of Dynetic Systems earn-out liability	(72)	-	(72)	-
Restructuring costs	-	-	-	463
(Gain) on sale of available-for-sale securities	-	(1,585)	-	(1,691)
Adjusted EBITDA from continuing operations	$6,194	$7,048	$11,069	$12,579

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission (“SEC”), including “EBITDA” and “Adjusted EBITDA”.  The Company is presenting EBITDA and Adjusted EBITDA because it believes that it provides useful information to investors about SLI, its business and its financial condition. The Company defines EBITDA as net income from continuing operations before the effects of interest income, interest expense, income taxes, depreciation and amortization, and the amortization of deferred financing costs. The Company defines Adjusted EBITDA as EBITDA before the effects of certain items, including non-cash stock-based compensation expense, direct acquisition costs, strategic costs, unrealized (gain) loss on foreign exchange contracts, the reversal of a portion of a deferred compensation liability due to the death of a pensioner, the reversal of a portion of the Dynetic Systems, Inc. (“Dynetic Systems”) earn-out liability, restructuring costs, and gain on sale of available-for-sale securities. The Company believes EBITDA and Adjusted EBITDA are useful to investors because they are key measures used by the Company's Board of Directors and management to evaluate its business, including internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, EBITDA and Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because EBITDA and Adjusted EBITDA are calculated before recurring cash items, including interest income, interest expense, and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of EBITDA and Adjusted EBITDA as an analytical tool, including the following:

•	EBITDA and Adjusted EBITDA do not reflect the Company's interest income and interest expense;
•	EBITDA and Adjusted EBITDA do not reflect the Company's income tax expense or the cash requirements to pay its income taxes;
•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacement;

•	EBITDA and Adjusted EBITDA do not include the amortization of deferred financing costs;
•	EBITDA and Adjusted EBITDA do not include discontinued operations;
•	Adjusted EBITDA does not include non-cash charges for stock-based compensation;
•	Adjusted EBITDA does not include direct acquisition costs;
•	Adjusted EBITDA does not include strategic costs;
•	Adjusted EBITDA does not include (gain) loss, realized or unrealized, on foreign exchange contracts;

•	Adjusted EBITDA does not include the reversal of a portion of a deferred compensation liability;
•	Adjusted EBITDA does not include the reversal of a portion of the Dynetic Systems earn-out liability;
•	Adjusted EBITDA does not include restructuring charges;
•	Adjusted EBITDA does not include gain on sale of available-for-sale securities.

The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using EBITDA and Adjusted EBITDA only as supplemental information. The Company believes that consideration of EBITDA and Adjusted EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing SLI.

The Company reconciles EBITDA and Adjusted EBITDA to net income from continuing operations, and that reconciliation is set forth above.  Because EBITDA and Adjusted EBITDA are not a measurement determined in accordance with GAAP and is susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Net sales and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

About SL Industries, Inc.

SL Industries, Inc., designs, manufactures and markets power electronics, motion control, power protection, and power quality electromagnetic equipment that is used in a variety of medical, commercial and military aerospace, solar, computer, datacom, industrial, and telecom applications. For more information about SL Industries, Inc. and its products, please visit the Company's web site at www.slindustries.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SLI's current expectations and projections about its future results, performance, prospects, and opportunities. SLI has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2015 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Although SLI believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Except as otherwise required by Federal securities laws, SLI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contact
SL Industries, Inc.
Louis J. Belardi
Chief Financial Officer
E-mail:  louis.belardi@slindustries.com
Phone:  856.727.1500  x 5525